As filed with the Securities and Exchange Commission on July 2, 2007

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

Alphatec Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2463898
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2051 Palomar Airport Road, Suite 100

Carlsbad, California 92011

(Address, Including Zip Code, of Principal Executive Offices)

ALPHATEC HOLDINGS, INC.

2005 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

(Full Titles of the Plan)

DIRK KUYPER

PRESIDENT AND CHIEF EXECUTIVE OFFICER

ALPHATEC HOLDINGS, INC.

2051 PALOMAR AIRPORT ROAD

CARLSBAD, CALIFORNIA 92011

(760) 431-9286

(Name, Address and Telephone Number, Including

Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.0001 par value	69,397 shares	$3.51	$243,583	$7.48
	4,669,989 shares	$3.71	$17,325,659	$531.90
Total:	4,739,386 shares		$17,569,243	$539.38

(1)	The number of shares of common stock, par value $0.0001 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold (i) upon the exercise of options which have been granted or (ii) upon the exercise of options or issuance of stock awards which may hereafter be granted under the Alphatec Holdings, Inc. 2005 Employee, Director and Consultant Stock Plan (the “Plan”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock that may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and stock awards have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on June 29, 2007.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

1.	The Registrant’s Form 10-K for the year ended December 31, 2006, as filed with the Commission on April 2, 2007 and amended on April 30, 2007 and May 18, 2007.

2.	The Registrant’s Current Report on Form 8-K, filed with the Commission on January 19, 2007.

3.	The Registrant’s Current Report on Form 8-K, filed with the Commission on January 29, 2007.

4.	The Registrant’s Current Report on Form 8-K, filed with the Commission on April 2, 2007.

5.	The Registrant’s Current Report on Form 8-K, filed with the Commission on April 5, 2007.

6.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as filed with the Commission on May 15, 2007.

7.	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 6, 2007.

8.	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 7, 2007.

9.	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-52024) filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed with the Commission on May 26, 2006, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of common stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., (“Mintz Levin”). Mintz Levin and members of that firm, their families and trusts for their benefit own no shares of Common Stock of the Registrant, although a member of Mintz Levin owns an aggregate of 1.25 preferred units and 15 common units in HealthpointCapital, LLC, which has a 25% ownership interest in HGP, LLC, which is the general partner of, and has a 20% profits interest in, HealthpointCapital Partners, LP. As disclosed in the Registrant’s most recent Annual Report on Form 10-K, HealthpointCapital Partners, LP is the beneficial owner of 13,344,639 shares of common stock, or 38.0% of the outstanding common stock of the Registrant.

Item 6. Indemnification of Directors and Officers.

Incorporated by reference from the section entitled “Management — Limitation of Directors’ Liability and Indemnification” on page 104 of the Registrant’s Prospectus filed pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended (File No. 333-131609), as filed with the Commission on June 5, 2006.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

(4.1)	Amended and Restated Certificate of Incorporation of the Registrant dated June 7, 2006 (Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-131609), filed with the Commission on April 20, 2006 and incorporated herein by reference).

(4.2)	Restated Bylaws of the Registrant (Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-131609), filed with the Commission on May 26, 2006 and incorporated herein by reference).

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered (filed herewith).

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

(99.1)	2005 Employee, Director and Consultant Stock Plan (Filed as Exhibit 10.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-131609), filed with the Commission on May 26, 2006 and incorporated herein by reference).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Carlsbad, California on July 2, 2007.

ALPHATEC HOLDINGS, INC.

By:	/s/ Dirk Kuyper
Dirk Kuyper
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Dirk Kuyper and Steven M. Yasbek, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Alphatec Holdings, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dirk Kuyper	President and Chief Executive Officer	July 2, 2007
Dirk Kuyper

/s/ Steven M. Yasbek	Chief Financial Officer, Vice President	July 2, 2007
Steven M. Yasbek	and Treasurer (principal financial and accounting officer)

/s/ John H. Foster	Director	July 2, 2007
John H. Foster

/s/ Mortimer Berkowitz III	Director	July 2, 2007
Mortimer Berkowitz III

/s/ R. Ian Molson	Director	July 2, 2007
R. Ian Molson

/s/ Stephen E. O’Neil	Director	July 2, 2007
Stephen E. O’Neil

Stephen H. Hochschuler, M.D.	Director	July 2, 2007
Stephen H. Hochschuler, M.D.

/s/ James R. Glynn	Director	July 2, 2007
James R. Glynn

Richard Ravitch	Director	July 2, 2007
Richard Ravitch

Alphatec Holdings, Inc.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description	Sequential Page No.
(4.1)	Amended and Restated Certificate of Incorporation of the Registrant dated June 7, 2006 (Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-131609), filed with the Commission on April 20, 2006 and incorporated herein by reference).

(4.2)	Restated Bylaws of the Registrant (Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-131609), filed with the Commission on May 26, 2006 and incorporated herein by reference).

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered (filed herewith).

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (filed herewith).

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

(99.1)	2005 Employee, Director and Consultant Stock Plan (Filed as Exhibit 10.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-131609), filed with the Commission on May 26, 2006 and incorporated herein by reference).